Exhibit 10.1

Effective 8/31/2020 this Dealer Agreement Second Addendum (“Second Addendum”) attaches to, supersedes, and replaces the Dealer Agreement Addendum Dealer Profit Sharing Program and becomes a part of the Dealer Agreement (“Agreement”) previously entered into between SilverRock Automotive, Inc. and SilverRock Automotive of Florida, Inc. (Collectively “SilverRock Automotive” or “Company”) and Carvana, LLC (“Dealer”).

Whereas the parties wish to amend the Agreement for the Dealer’s participation in the Dealer Profit Sharing Program (“Program”).

Now therefore, in consideration of the agreements contained herein to be mutually kept and performed, the parties agree to the following:

Definitions: The capitalized terms used herein shall have the following meanings:

a.Calculation Date: The last day of the month for February, May, August, and November, on which Underwriting Profit calculations will be performed each year this Addendum is in effect.
b.Calendar Year Pool: Qualifying Contracts sold between January 1 and December 31 of each year, including any contracts in such period that the Dealer issued and which the Company is the obligor either directly or through risk transfer.
c.Claims: The total cost of vehicle repairs, benefits, and loss adjustment expenses which have been paid or approved under the terms of Qualifying Contracts.
d.Cumulative Profit Share Distributions: The sum of all Profit Share Distributions prior to the applicable Calculation Date.
e.Gross Reserve Written: The sum of Reserve written at time of contract origination for Qualifying Contracts.
f.Net Earned Reserve: The amount of the Reserve, less any Qualifying Contract cancellation refunds, related to the portion of Claims expected to occur during a specific period of time during the term of a Qualifying Contract.
g.Inception-to-Date: Is the period of time between the effective date of a Qualifying Contract and the Calculation Date.
h.Loss Ratio: Claims divided by Net Earned Reserves, expressed as a percentage, as of the Calculation Date.
i.Profit Share Distribution: The amount of Underwriting Profit that Dealer is returned on each Payment Date, calculated per the formula below as of the applicable Calculation Date:
a. (“Underwriting Profit”) less (“Cumulative Profit Share Distributions”) less [(“Reserve Factor”) multiplied by (“Reserve”)]
j.Reserve Factor: Factor applied to Reserve at each respective calculation date.
k.Payment Date: The last day of the month immediately following the Calculation Date on which any amounts due under this Second Addendum will be paid.
l.Qualifying Contracts: Company service contracts with terms of twelve (12) months or longer which were sold by Dealer pursuant to the Dealer Agreement and which have not been cancelled and fully (100%) refunded, in addition to those service contracts sold prior to the Dealer Agreement which have subsequently been transferred to the Company as obligor and which have not been cancelled and fully (100%) refunded.

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

m.Reserve: Dollar amounts, calculated as of each applicable Calculation Date, determined by Company using relevant historical loss experience, which have been set aside for the payment of Claims.
n.Underwriting Profit: Amount by which Net Earned Reserve exceeds Claims and taxes or fees for Qualifying Contracts calculated on an inception to date basis.
o.Underwriting Loss: Amount by which Claims, taxes and fees exceed Net Earned Reserve for Qualifying Contracts.

Program Terms and Qualification:

a.Profit Share Distribution: The Parties agree to calculate and process the Profit Share Distribution, (“Underwriting Profit”) less (“Cumulative Profit Share Distributions”) less [(“Reserve Factor”) multiplied by (“Reserve”)],in accordance with the applicable Calculation Dates and Payment Dates.

The “Reserve Factor” and “Reserve” applied to the above Profit Share Distribution may be allocated into Calendar Year Pools as follows:
▪If any Calendar Year Pool maintains a Loss Ratio below [***] as of the Calculation Date, the Reserve Factor for such Calendar Year Pool will be [***] and applied to all outstanding Reserve. For each Calendar Year Pool that maintains a Loss Ratio of greater than [***] as of the Calculation Date, each 1% increase in loss ratio, rounded to the nearest one, above [***] will increase the [***] Reserve Factor applied to such Calendar Year Pool by 1%.
▪If Gross Reserve Written in the most recent Calendar Year Pool decreases by more than 40% from the trailing calendar year, the base reserve factor will increase from [***] to [***].

b.A negative Profit Share Distribution Calculation does not require a payment from Dealer to Company. Profit Share Distributions shall only flow from Company to Dealer.
c.The First remittance of Profit Share Distribution, if applicable, shall be made to Dealer on the Payment Date following the first Calculation Date.
d.This Second Addendum terminates automatically upon termination of the Dealer Agreement.
e.This Second Addendum can be terminated by either party with ninety (90) days’ prior written notice.
f.This Second Addendum terminates automatically upon any of the following acts by Dealer: fraud or intentional misconduct against Company, filing for bankruptcy, insolvency, assignment for benefit of creditors or any act of similar or like nature.
g.Upon termination, all Profit Share Distribution payments on existing Calendar Year Pools will continue to be paid to the Dealer according to the terms and qualifications above until the total Underwriting Profit or Underwriting Loss is fully realized.
h.Nothing in this Second Addendum changes the Parties’ existing obligations under the Agreement.
i.Company has the right to offset Profit Share payments under this Addendum by any amounts Dealer owes to Company under the Agreement.

[***] Redacted for confidentiality purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

SilverRock:		Dealer:

SilverRock Automotive, Inc.		Carvana, LLC
SilverRock Automotive of Florida, Inc.		1930 W Rio Salado Pkwy
1720 W Rio Salado Pkwy		Tempe, AZ 85281
Tempe, AZ 85281

Signature:	/s/ Erik Rasmussen	Signature:	/s/ Matt Dundas
	Authorized Representative of SilverRock		Authorized Representative of Dealer

Name:	Erik Rasmussen	Name:	Matt Dundas
Title:	Sr. Managing Director	Title:	Director, Finance
Date:	9/28/2020	Date:	9/28/2020

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